UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010
Ameresco, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34811 (Commission File Number)	04-3512838 (IRS Employer Identification No.)
111 Speen Street, Framingham, Massachusetts 01701
(Address of principal executive offices) (Zip Code)
(508) 661-2200
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     Effective July 20, 2010, McGladrey & Pullen, LLP (“McGladrey”) acquired certain assets of Caturano and Company, Inc. (formerly Caturano and Company, P.C.) (“Caturano”), Ameresco, Inc.’s independent registered public accounting firm, and substantially all of the officers and employees of Caturano joined McGladrey. On September 8, 2010, Caturano notified the Company that, as a result of such acquisition, it resigned as the Company’s independent registered public accounting firm, effective immediately. On September 10, 2010, the audit committee of the Company’s board of directors appointed McGladrey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.
     The audit reports of Caturano on the consolidated financial statements of the Company for the years ending December 31, 2008 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified to the uncertainty, audit scope or accounting principles.
     During the fiscal years ended December 31, 2008 and 2009 and through September 8, 2010, there were: (1) no disagreements between the Company and Caturano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Caturano would have caused them to make reference thereto in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K except that in connection with the audit of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009 Caturano identified deficiencies in internal control over financial reporting that constitute a material weakness. Specifically, the Company does not currently have personnel with an appropriate level of accounting, financial reporting and tax knowledge, experience or training in the selection, application and implementation of GAAP as it relates to certain complex accounting principles, income taxes and SEC financial reporting requirements.
     During the fiscal years ended December 31, 2008 and 2009 and through September 10, 2010, the Company did not consult with McGladrey on either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey did not provide either a written report or oral advice to the Company that McGladrey concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     The Company has provided Caturano with a copy of the disclosures in this Current Report on Form 8-K and has requested that Caturano furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter from Caturano dated September 10, 2010 is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

16.1	Letter from Caturano and Company, Inc. dated September 10, 2010

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameresco, Inc.
Date: September 10, 2010	By:	/s/ Andrew B. Spence
Andrew B. Spence
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter from Caturano and Company, Inc. dated September 10, 2010